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                                                                    Exhibit 23.1


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-95522) and in the related Prospectus of NaPro BioTherapeutics, Inc. dated August 8, 1995 of our report dated January 26, 1996, with respect to the consolidated financial statements of NaPro BioTherapeutics, Inc. included in this Annual Report as amended (Form 10-K/A2) for the year ended December 31, 1995.




                                                      ERNST & YOUNG LLP


Denver, Colorado
May 14, 1996